Report of Independent Accountants


To the Board of Trustees and Shareholders of PIMCO California Municipal Income Fund

In planning and performing our audit of the financial statements of PIMCO California Municipal
 Income Fund the Fund for the period ended
April 30, 2002 we considered its
 internal control including control
activities for safeguarding securities
 in order to determine our auditing
 procedures for the purpose of
 expressing our opinion on the
financial statements and to
 comply with the requirements
of Form NSAR not to provide
 assurance on internal control.

The management of the Fund
 is responsible for establishing
 and maintaining internal
 control.  In fulfilling this
 responsibility estimates
and judgments by management
 are required to assess the
 expected benefits and related
costs of controls.  Generally,
 controls that are relevant to
 an audit pertain to the entitys
 objective of preparing financial
statements for external purposes
 that are fairly presented in
 conformity with generally
 accepted accounting principles.
  Those controls include the
safeguarding of assets against
 unauthorized acquisition use or disposition.

Because of inherent limitations
 in internal control errors or
 fraud may occur and not be
 detected.  Also projection of
 any evaluation of internal
 control to future periods is
 subject to the risk that controls
 may become inadequate
 because of changes in
 conditions or that the
effectiveness of their design
 and operation may deteriorate.

Our consideration of
internal control would
 not necessarily disclose
 all matters in internal
control that might be
 material weaknesses
 under standards
 established by the
 American Institute
of Certified Public
Accountants. A material
weakness is a condition in
 which the design or operation
 of one or more of the
 internal control components
 does not reduce to a relatively
 low level the risk that misstatements
 caused by error or fraud
 in amounts that would be
 material in relation to the
 financial statements being
 audited may occur and not
 be detected within a timely
 period by employees in the
 normal course of performing
their assigned functions.
 However we noted no matters
involving internal control
and its operation including
 controls for safeguarding
securities that we consider
 to be material weaknesses
 as defined above as of April
30 2002.

This report is intended solely
 for the information and use
 of the Board of Trustees
management and the Securities
 and Exchange Commission
and is not intended to be and
should not be used by anyone
other than these specified parties.




PricewaterhouseCoopers LLP
New York New York
June 20 2002

1


2